UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
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BIOENVISION, INC.
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This filing consists of a presentation initially used on September 19, 2007, by Bioenvision, Inc. (“Bioenvision”) in connection with a meeting with Institutional Shareholder Services. Bioenvision may also use the presentation in connection with meetings with certain of its stockholders.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition of Bioenvision, Inc. (“Bioenvision”) by Genzyme Corporation (“Genzyme”) and the required approval of the transaction by Bioenvision’s stockholders, Bioenvision filed a definitive proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 7, 2007. Stockholders of Bioenvision are urged to read the definitive proxy statement and any other relevant documents because they contain important information. Investors and security holders can obtain free copies of the definitive proxy statement and other relevant documents when they become available by contacting Bioenvision Investor Relations at (212) 750-6700 ext. 160. In addition, documents filed with the SEC by both Genzyme and Bioenvision are available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Bioenvision in connection with the transaction, and their interests in the solicitation, is set forth in the proxy materials filed by Bioenvision with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in the presentation are “forward-looking” statements, including express or implied statements regarding the future approval by Bioenvision’s stockholders of the pending agreement and plan of merger with Genzyme and regarding Bioenvision obtaining regulatory approval of its products.  Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with whether the merger of Wichita Bio Corporation with and into Bioenvision will be approved by the stockholders of Bioenvision; risks associated with the uncertainty as to whether such merger will in fact occur, risks associated with disruptions from the proposed merger transaction which may harm relationships with customers, employees, suppliers and partners; risks associated with the outcome of litigation and regulatory proceedings to which we are currently a party and may become a party in the future; risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision’s compounds under development in particular; the potential failure of Bioenvision’s compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision’s compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision’s business, structure or projections; the development of competing products; uncertainties related to Bioenvision’s dependence on third parties and partners; and those risks described in Bioenvision’s filings with the SEC. Bioenvision assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law and the statements contained in the presentation are current as of the date hereof only.

2

Proposed Acquisition by Genzyme Corporation September 2007 Rationale and Valuation Perspectives

Certain forward looking statements are included in this presentation, including statements relating to a proposed transaction by and among Bioenvision Inc., Genzyme Corporation and Wichita Bio Corporation. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward looking statements reflect Bioenvision management’s current expectations regarding the proposed transaction, and speak only as of September 19, 2007. Investors are cautioned that all forward looking statements herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward looking statements. Such risks and uncertainties include, among other things: (i) that Bioenvision stockholders will not support or approve the transaction in a timely manner, if at all; (ii) that the closing of the transaction by and among Bioenvision Inc., Genzyme Corporation and Wichita Bio Corporation could be materially delayed or more costly and difficult than expected; and/or (iii) that the transaction will not be consummated. A full discussion of known risks and uncertainties is included in the Company’s Definitive Merger Proxy, Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, copies of which are available without charge from the Company. These filings are also available electronically through the link from the Bioenvision Investor Relations Web page or from the SEC Web site at www.sec.gov under “Bioenvision, Inc.” If any of the events described in those filings were to occur, either alone or in combination, it is likely that the Company’s ability to reach the results described in the forward looking statements could be impaired and the Company’s stock price could be adversely affected. Bioenvision does not undertake any obligation to update or correct any forward looking statements included herein to reflect events or circumstances occurring after September 19, 2007.   Bioenvision, the Bioenvision logo and Evoltra ® are registered trademarks of Bioenvision, Inc. All other company and product names mentioned are trademarks of the companies with which they are associates. Forward-looking statements

Overview of Rationale The transaction is in the best interests of stockholders The transaction allows Evoltra® to be developed and commercialized more rapidly toward the advancement of human health

Summary of Rationale Process The transaction process was professional and comprehensive Negotiation The transaction price was determined to be the highest price then obtainable Cash Value Certainty There is certainty in the transaction value of $5.60 per share in cash Key Terms Our Board had the ability to review a superior proposal, if one emerged After transaction announced no other bidders emerged

Summary of Rationale (cont’d) Valuation The transaction value is fair The transaction value represents a significant premium Alternatives There are significant operating risks to going it alone Incentives Board, management and shareholders’ incentives are aligned

Transaction Review May 29, 2007 announcement $5.60 per share Two-step merger process Transaction valued Bioenvision at $345 million Step 1: Tender period closed July 10, 2007 Genzyme purchased 22% of shares on an as-converted basis Genzyme owns all of the preferred shares and the rights appurtenant thereto Step 2: Merger vote Bioenvision definitive proxy filed September 7, 2007 Special stockholder meeting scheduled for October 4, 2007

Company Overview Product focused biopharmaceutical company with approved cancer therapeutics Lead product Evoltra ® (clofarabine) Approved in E.U. for pediatric ALL with orphan drug exclusivity through 2016 Further clinical development opportunities Pending Adult AML elderly non-intensive Adult AML elderly intensive Adult AML non-elderly intensive Myelodysplastic syndrome (MDS) Transplant pre-conditioning Solid tumors U.S. partner Genzyme selling Clolar (clofarabine) in the U.S. for pediatric ALL Building oncology focused commercial organization

BIVN Genzyme Co-Development Agreement Formed March 12, 2001 with Ilex Oncology to co-develop, commercialize and market purine nucleoside analogues (i.e. clofarabine) Genzyme is successor-in-interest to Ilex U.S./Canada Rights* 100% of development costs in U.S./Canada 50% of approved development costs ex-U.S./Canada Royalties on sales to BIVN Europe Japan & Australasia Royalties on E.U. sales to Southern Research Institute (SRI) and Genzyme Maintenance fee and milestone payments to SRI Disputes over R&D reimbursement in Europe and rights to certain cancer indications in the U.S. Various strategic transaction discussions since 2004 *certain cancer indications

Transaction Rationale – Bidding Process Genzyme was the ONLY third party that made an offer which was not subsequently withdrawn. Since 2003, potential strategic alternatives explored with multiple parties Advisor engaged in 2003; subsequent advisor, UBS, engaged in mid-2005 Prior to 2007, over 20 potential buyers contacted One offer made but subsequently withdrawn In conjunction with 2007 review of Genzyme offer, UBS conducted market check with potential third parties

Transaction Rationale – Price Negotiation Based on the results of our prior efforts and our extended arm’s-length negotiations with Genzyme, our board believed that the merger consideration represented the highest price per share that was then obtainable On April 11, 2007, the Company received an offer from Genzyme for $5.25 per share On that day, BIVN closed at $3.70 on 233,000 shares traded Endeavored to negotiate the price higher An independent director became directly involved in the negotiations Explained Board not prepared to move forward at $5.25 per share Genzyme agreed to pay $5.60 per share, or $21.5 million more

Transaction Rationale – Key Term Negotiations Since the public announcement on May 29, 2007, when it became public that the company was for sale for at $5.60 per share, we have not received ANY indication of interest from ANY third party regarding the sale of the Company. The transaction terms allowed for our Board to evaluate and negotiate an unsolicited superior proposal The 2.6% termination fee is not a deterrent to a potential superior proposal $0.15 per share Our Board negotiated this fee down to a below-average level explicitly because it did not want to deter a superior proposal

Transaction Rationale – Market Premium 08/15/06 LTM Price/Volume Performance 05/31/06 Receives European approval for Evoltra 09/18/06 Announces it is expanding into Japan and Southeast Asia for the clinical and commercial development of Evoltra 11/10/06 Announces the filing of a clinical trial authorization (CTA) to begin two Phase I studies of Clofarabine gel for the treatment of psoriasis 02/07/07 Announces the filing with the EMeA to expand the Evoltra label to include the treatment of AML in certain patients over 65 years old 04/02/07 Announces registered direct offering of $30 million in common stock at $3.75 per share 5/16/07 Genzyme expresses interest in acquiring global rights to Clofarabine during Investor Day presentation 08/15/07 Initiation of coverage by Prudential Equity 05/24/06 08/04/06 10/17/06 12/29/06 03/12/07 05/25/07 2 3 4 5 6 7 8 Price ($USD) 0 500 1,000 1,500 2,000 2,500 3,000 Volume (000s) Volume Price Source : FactSet Current Price (05/25/07) $5.25 30 - Day Average $3.74 60 - Day Average $3.89 90 Day Average $4.18 52 - Week High (09/06/06) $6.41 52 - Wee k Low (04/30/07) $3.23

Transaction Rationale – Market Premium Price Implied ($/Share) Premium (%) 1 Day Prior to Announcement Date (5/25/07) 5.25 6.7 Unaffected Stock Price (5/15/07) (1) 3.35 67.2 1 Week Prior to Announcement Date (5/18/07) 4.00 40.0 1 Month Prior to Announcement Date (4/25/07) 3.75 49.3 30 Trading Day Average 3.74 49.7 60 Trading Day Average 3.89 44.1 90 Trading Day Average 4.18 33.9 (1) BIVN closing stock price one day prior to Genzyme's Investor Day, when Genzyme announced that it remained interested in obtaining worldwide rights to clofarabine.

Transaction Rationale – Market Premium @ Unaffected (US $mm, unless otherwise noted) Stock Price (1) @ Offer Price Share Price ($/Share) 3.35 $ 5.60 $ Diluted Shares Outstanding (Treasury Method) (2) 60.9 61.5 Equity Value (4) 204 $ 345 $ Plus: Debt - $ - $ Less: Cash (3) (48) $ (48) $ Enterprise Value (4) 156 $ 296 $ (1) BIVN closing stock price one day prior to Genzyme's Investor Day, when Genzyme announced that is remained (2) As of May 7, 2007. Unchanged as of July 31, 2007. (3) Estimated June 30, 2007 cash balance prior to transaction announcement. Reported cash as of June 30, 2007 is $49.2 million. (4) As of transaction announcement. interested in obtaining worldwide rights to clofarabine.

Transaction Rationale – Financials FYE 2007 Financial Performance Revenue of $19 million 40% sold to Cardiff into AML-16 trials Operating Loss of $37.6 million Company does not provide revenue guidance (1) Forecast / Strategic Review Independent third party consultant retained Review initiated and largely conducted prior to receiving the Genzyme offer Evaluated Bioenvision assets including IP, market size, clinical indications, clinical & regulatory strategy, costs, adoption rates, etc Forecast accepted only those assets that provide positive NPV contribution (1) Exception of guidance provided for quarter ended March 31, 2007 in public filings related to Registered Direct offering of April 2007 prior to release of 10-Q for quarter ended March 31, 2007.

Transaction Rationale – Strategic Review and Forecast Fiscal Year End June 30, ($000,000s) 2017 2018 2019 2020 2021 2022 Net Sales 405.1 243.1 72.9 43.8 30.6 24.5 Total Royalties 2.6 0.7 0.7 0.7 0.7 0.7 Net Sales & Royalties 407.7 243.8 73.7 44.5 31.4 25.2 Total Op. Costs (before SRI Royalty and Profit Share (59.6) (36.6) (12.6) (8.4) (6.6) (5.7) SRI Royalty Payments and Profit Share 0.0 0.0 0.0 0.0 0.0 0.0 Total Operating Costs (60.1) (37.0) (13.0) (8.9) (7.0) (6.2) EBIT 347.6 206.8 60.7 35 .6 24.3 19.1 Plus: D&A 2.2 2.2 2.2 2.2 2.2 2.2 EBITDA 349.8 209.0 62.9 37.8 26.5 21.3  Fiscal Year End June 30, ($000,000s) 2008 2009 2010 2011 2012 2013 2014 2015 2016 Net Sales 24.1 41.8 65.6 124.6 205.0 309.7 416.3 508.1 578.7 Royalties 3.1 6.9 10.4 15.4 19.9 15.7 11.3 6.1 5.2 Net Sales & Royalties 27.2 48.6 76.0 139.9 224.9 325.4 427.6 514.2 583.9 COGS & Royalty (2.5) (4.4) (6.9) (13.1) (21.9) (36.2) (53.9) (69.4) (80.2) R&D (19.5) (30.8) (20.3) (4.8) (4.3) (3.0) (5.0) (3.0) (3.0) SG&A (37.3) (51.5) (72.4) (102.0) (123.4) (126.3) (141.1) (145.6) (146.9) SRI Royalty Payments and Profit Share (2.1) (6.1) (8.8) (28.2) (10.2) (47.2) (4.3) (1.3) (0.8) Total Operating Expense (61.4) (92.8) (108.4) (148.1) (159.8) (212.7) (204.4) (219.3) (230.8) EBIT (34.2) (44.1) (32.4) (8.2) 65.1 112.7 223.2 294.9 353.1 Plus: D&A 1.2 1.3 1.4 1.5 1.6 1.7 1.9 2.0 2.2 EBITDA (33.0) (42.8) (31.1) (6.7) 66.8 114.4 225.1 296.9 355.3

Revenue Multiples 4.8x 4.0x 2009 7.8x 6.8x 7.8x 6.4x 2008 12.4x 8.0x 12.4x 7.6x 2007 Implied BIVN Selected Companies (Mean) Implied BIVN Selected Companies (Mean) Comparable Transactions Comparable Companies Discounted Cash Flow Reference Range For Fair Price 22.5% 17.5% Offer $3.72 $5.33 $5.60 Transaction Rationale – Valuation UBS acted as financial advisor Management provided forecast from strategic review WACC

Transaction Rationale – Street Expectations ($mm) Report Date Price Target Revenue EBITDA AG Edwards May 18, 2007 $9.00 284.1 139.9 UBS May 17, 2007 $13.00 207.6 57.1 CIBC World Markets May 9, 2007 $9.00 170.9 75.1 Rodman & Renshaw May 9, 2007 $12.00 199.5 72.1 Fortis Bank April 3, 2007 $3.00 107.6 20.2 Friedman Billings Ramsey May 8, 2007 $6.00 109.1 13.1 Average $8.67 179.8 62.9 Management Financials May 29, 2007 $5.60 76.0 (31.1) Source: Management financials and Wall Street research Wall Street Analyst Price Targets as of May 29, 2007 2010 Revenue    Fiscal Year Ending June 30th, ($mm) 2008 2009 2010 AG Edwards 76.0 199.1 284.1 UBS 61.9 134.5 207.6 CIBC World Markets 70.4 127.9 170.9 Rodman & Renshaw 59.0 117.0 199.5 Fortis Bank 42.0 73.9 107.6 Friedman Billings Ramsey 45.7 72.4 109.1 Average 59.2 120.8 179.8 Management Financials 27.2 48.6 76.0 EBITDA  Fiscal Year Ending June 30th, ($mm) 2008 2009 2010 AG Edwards 5.3 83.7 139.9 UBS (13.0) 22.4 57.1 CIBC World Markets 5.4 46.2 75.1 Rodman & Renshaw (13.1) 22.4 72.1 Fortis Bank (16.1) 1.5 20.2 Friedman Billings Ramsey (18.0) (10.2) 13.1 Average (8.2) 27.7 62.9 Management Financials (33.0) (42.8) (31.1) Source: Management financials and Wall Street research Wall Street

Transaction Rationale – Operational Risks of Going It Alone Forecast assumes mid-2008 launch in adult AML elderly non-intensive indication in Europe Adult AML filing risk of non-randomized trial and request for AML-16 data Changing standards of care as additional drugs seek approval in hematological cancers in Europe, Japan and elsewhere Regulatory Current infrastructure includes 6 full time sales employees, 2 full time marketing employees and an arrangement with Innovex for remainder of sales force The creation of infrastructure to commercialize oncology products is difficult, expensive and time-consuming Commercial Our success will depend in part on the expansion of our operations and the effective management of growth The unexpected loss of our key employees could have a material adverse effect on our business Organization Additional approvals will require significant investment in additional clinical trials Progress could be hindered by manufacturing, patient recruitment, lack of efficacy, unforeseen safety issues or side effects Clinical Forecast results in over $100 million of losses prior to profitability Any decision to forego investment into assets driving the forecast revenue would – by virtue of the fact that only positive NPV contributing assets were included in forecast – lower the DCF valuation derived from the forecast Dilution / Financing ... Include but are not limited to:

Transaction Rationale – Other Risks of Going It Alone Absence of transaction price to maintain floor on stock price Absence of buyout premium because market has information that no alternate bidders exist at this price Genzyme preferred stock rights Macro-environment: Small cap stocks in $100 million to $500 million range are down 10% since May 25, 2007 (1) (1) Source: UBS

Market Reaction Drivers 1 Source: 13-D filing of SCO Capital and affiliates dated June 6, 2007 and September 12, 2007. 13-D filings of Elliott Associates and affiliates dated August 10, 2007 and September 5, 2007. 2 Source: January 8, 2002 8-K filings of the Company, and Company records. 3 Source: February 21, 2002 8-K filings of the Company, and Company records. “SCO Capital Partners LLC, a private investment fund, and other affiliates of the Company's investment bankers, SCO Financial Group LLC, owned approximately 82% of Pathagon's common stock prior to the merger.” Reported Shares Ownership (1) (millions) 3.7 6.7% 7.2 13.1% Latest Filing 0.0 0.0% 7.2 13.4% May 29, 2007 None 2001 – 2004: Acted as investment banker on transactions with SCO affiliates and third parties, and as lender Feb 2002: Joined Bioenvision Board June 2004: Resigned from Board History with BIVN Prior to Announcement of Transaction 3.68 million shares, acquired as (1) : 3.2 million shares at average price of $5.71 from June 5, 2007 to August 2, 2007 and, 470,000 shares at average price of $5.41 from August 6, 2007 to August 29, 2007. Elliott Associates and affiliates 1.16 million shares: Cashless exercise of 1.5 million warrants at $1.25 issued in Nov 2001 in conjunction with $1.0 million credit facility issued by SCO affiliate (2) 77,314 shares: Cashless exercise of 100,000 warrants at $1.25 issued in Nov 2001 for financial advisory services (2) 6.1 million shares: Issued in conjunction with acquisition of Pathagon in Feb 2002 (3) 1.0 million shares: Exercise of 1.0 million warrants at $1.50 issued in May 2002 for financial advisory services related to preferred stock offering (2) SCO Capital and affiliates BIVN Share Acquisition History

Severance Stock Options Equity $ 2.6 $ 0.09 $ 7.9 Additional Value of Hypothetical $1 Increase in Purchase Price $ 3.3 $ 0.11 - Additional In-The-Money Value of Hypothetical $1 Increase in Purchase Price $ 14.3 $ 0.5 $ 44.1 Value at $5.60 $ 1.5 (3) $ 10.4 Executive Management (2) - $ 0.08 Other Independent Directors (1) - - Perseus-Soros Contractual Change in Control Severance In-The-Money Value @ $5.60 millions (1) All values as of May 29, 2007. Other independent directors include Mr. Nelson, Mr. Cooper and Dr. Kauffman. (2)All values as of May 29, 2007. Executive management includes only executives involved in transaction evaluation process: Dr. Wood, Mr. Luci, Mr. Griffith and Mr. Scibetta. (3)Amounts to 0.4% of transaction value. Incentives Board, management and shareholder incentives are aligned Board, management and shareholders all benefit from the best attainable price

Conclusion 1 The transaction is the highest 2 The transaction value represents a substantial premium when analyzed using standard valuation metrics 3 The operating and other risks of not pursuing the transaction are significant The Board and management recommend voting for approval by proxy or in person at the Special Stockholder Meeting scheduled for October 4, 2007